CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 23, 2020, relating to the financial statements and financial highlights of First Trust RiverFront Dynamic Asia Pacific ETF (“RFAP”), a series of First Trust Exchange-Traded Fund III, appearing in the Annual Report on Form N-CSR of First Trust Exchange-Traded Fund III for the year ended October 31, 2020, and to the references to us under the headings “Additional Information about RFAP and RFDI” in the Information Statement/Prospectus, “Financial Statements” in the Statement of Additional Information, “Financial Highlights” in the First Trust RiverFront Dynamic Developed International ETF (“RFDI”) Prospectus, “Miscellaneous Information” and “Financial Statements” in the RFDI Statement of Additional Information, “Financial Highlights” in the RFAP Prospectus, “Miscellaneous Information” and “Financial Statements” in the RFAP Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 29, 2021